UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/30/2009

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 6, 2009, Cytec Industries Inc. (the “Company”) issued $250 million aggregate principal amount of its 8.95% senior unsecured notes due 2017 (the “Notes”) in a registered public offering pursuant to an Underwriting Agreement, dated June 30, 2009 (the “Underwriting Agreement”), among the Company, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several Underwriters named in Exhibit A thereto. The Notes were registered by the Company under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-160325) (the “Registration Statement”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes were issued pursuant to an indenture, dated as of March 15, 1998, as amended by the First Supplemental Indenture, dated as of May 11, 1998 and the Second Supplemental Indenture, dated as of July 6, 2009 (together the “Indenture”), between the Company and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, National Association, as successor to PNC Bank, National Association, as Trustee.

The Notes bear interest at a rate of 8.95% per annum and mature on July 1, 2017. Interest will be payable semiannually in arrears on January 1 and July 1 of each year, beginning January 1, 2010. The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, any Substitute Rating Agency (as defined in the Indenture) thereof) downgrades or subsequently upgrades the debt rating assigned to the Notes. The Notes are the Company’s senior unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness. The Notes will rank senior in right of payment to any future indebtedness that specifically is subordinated to the Notes and will be effectively subordinated to any existing and future secured indebtedness.

If a change of control triggering event (as defined in the Indenture) occurs, the Company will be required to make an offer to repurchase the Notes in cash from the holders at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase. The Notes may be redeemed, in whole or in part, at the Company’s option at any time or from time to time. The redemption price for the Notes to be redeemed on any redemption date will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the redemption date; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued and unpaid to, but excluding, the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in the Indenture), plus 50 basis points plus accrued and unpaid interest on the Notes to the redemption date. A copy of the Form of Note and the Second Supplemental Indenture is attached as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

1.1	Underwriting Agreement dated June 30, 2009.

4.1	Form of Note for the Registrant’s 8.95% Notes due 2017.

4.2	Second Supplemental Indenture between the Company and The Bank of New York Mellon, as Trustee, dated July 6, 2009.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: July 6, 2009	By:	/s/ Roy Smith
Roy Smith, Esq.
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement dated June 30, 2009.

4.1	Form of Note for the Registrant’s 8.95% Notes due 2017.

4.2	Second Supplemental Indenture between the Company and The Bank of New York Mellon, as Trustee, dated July 6, 2009.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 hereto).